Exhibit 99.1

NEWS

Investor Relations: Sam Ramraj, (626) 302-2540
Media Relations: (626) 302-2255
news@sce.com

Edison International Reports Second Quarter 2026 Results

•Second-quarter 2026 GAAP EPS of $1.39; core EPS of $1.54
•Strong start to the first half of 2026 reinforces confidence in the full-year outlook
•Continued wildfire mitigation execution and progress on Wildfire Recovery Compensation Program
•Reaffirmed 2026 core EPS guidance of $5.90-$6.20
•Continued confidence in delivering 5-7% core EPS growth from 2025-2030

ROSEMEAD, Calif., July 30, 2026 — Edison International (NYSE: EIX) today reported second-quarter net income of $534 million, or $1.39 per share, compared to net income of $343 million, or $0.89 per share, in the second quarter of last year. As adjusted, second-quarter core earnings were $592 million, or $1.54 per share, compared to core earnings of $374 million, or $0.97 per share, in the second quarter of last year.

Southern California Edison’s second-quarter 2026 core earnings per share (EPS) increased year over year, primarily due to the adoption of the 2025 GRC final decision in the third quarter of 2025.

Edison International Parent and Other’s second-quarter 2026 core loss per share decreased year over year, primarily due to lower preferred stock dividends, partially offset by higher interest expense.

“Edison International’s strong start to the first half of 2026 reinforces our confidence in our full-year outlook,” said Pedro J. Pizarro, president and CEO of Edison International. “We remain focused on making communities safer and more resilient through wildfire mitigation and on supporting a reliable, affordable and clean energy future.”

Pizarro added, “SCE is continuing to sharpen how it prioritizes wildfire mitigation. The utility’s approach is increasingly location-specific, consequence-informed and adaptive. Using better data, advanced wildfire modeling and climate-informed analysis, we are directing mitigation to areas where it can provide the greatest safety benefit while maintaining a focus on affordability for customers.”

Edison International uses core earnings internally for financial planning and analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International’s earnings results to facilitate comparisons of the company’s performance from period to period. Please see the attached tables to reconcile core earnings to basic GAAP earnings.

2026 Earnings Guidance

The company reaffirmed its earnings guidance range for 2026, as summarized in the following table. See the presentation accompanying the company’s conference call for further information and assumptions.

	2026 Earnings Guidance as of April 28, 2026		2026 Earnings Guidance as of July 30, 2026
	Low	High	Low	High
EIX Basic EPS	$5.86	$6.16	$5.70	$6.00
Less: Non-core Items*	(0.04)	(0.04)	(0.20)	(0.20)
EIX Core EPS	$5.90	$6.20	$5.90	$6.20

*There were ($77) million, or ($0.20) per share, of non-core items recorded for the six months ended June 30, 2026. Basic EPS guidance only incorporates non-core items until June 30, 2026.

Second Quarter 2026 Earnings Conference Call and Webcast Details

When:	Thursday, July 30, 1:30-2:30 p.m. PDT
Telephone Numbers:	1-888-673-9780 (U.S.) and 1-312-470-0178 (Int'l) — Passcode: Edison
Telephone Replay:	1-800-685-6667 (U.S.) and 1-203-369-3864 (Int’l) — Passcode: 1844
Telephone replay available through Aug. 13 at 6 p.m. PDT
Webcast	edisoninvestor.com

Edison International has posted its earnings conference call prepared remarks by the CEO and CFO, the teleconference presentation, and Form 10-Q on the company’s investor relations website. These materials are available at edisoninvestor.com.

About Edison International

Edison International (NYSE: EIX) is one of the nation’s largest electric utility holding companies, focused on providing clean, reliable energy and energy services. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison, a utility delivering electricity to 15 million people across Southern, Central and Coastal California.

Appendix
Use of Non-GAAP Financial Measures

Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share ("EPS") internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.

Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.

Safe Harbor Statement

Statements contained in this release about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this release, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:

•ability of SCE to recover its costs through regulated rates, timely or at all, including uninsured wildfire-related costs (including amounts paid for self-insured retention and co-insurance, and amounts not recoverable from the Wildfire Fund), and costs incurred for wildfire restoration efforts and to mitigate the risk of utility equipment causing future wildfires;
•the cybersecurity of Edison International's and SCE's critical information technology systems for grid control and business, employee and customer data, and the physical security of Edison International's and SCE's critical assets and personnel;
•risks associated with the construction, operation, and maintenance of electrical facilities, including worker, contractor, and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts;
•impact of affordability of customer rates on SCE's ability to execute its strategy, including the impact of lower‑than‑expected load growth and higher operating and capital costs (due to factors such as supply chain constraints, tariffs, inflation, and rising interest rates), which could affect SCE’s ability to obtain regulatory approval of, or cost recovery for, operations and maintenance expenses, proposed capital investment projects, and authorized returns on equity, as well as influence legislative actions;
•ability of SCE to update its grid infrastructure to maintain system integrity and reliability, and meet electrification needs;
•ability of SCE to implement its operational and strategic plans, including its Wildfire Mitigation Plan, its target energization times and capital investment program, including challenges related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, changes in the California Independent System Operator's (“CAISO”) transmission plans, and governmental approvals;
•risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation;
•ability of SCE to obtain safety certifications from the Office of Energy Infrastructure Safety of the California Natural Resources Agency (“OEIS“);

•risk that the California Wildfire Legislation or anticipated new California legislation does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial or contributing cause, including the longevity of the Wildfire Fund and the California Public Utilities Commission (“CPUC”) interpretation of and actions under the California Wildfire Legislation, including its interpretation of the clarified prudency standard;
•ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers;
•decisions and other actions by the CPUC, the Federal Energy Regulatory Commission, and the United States Nuclear Regulatory Commission, the California legislature and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, approval of regulatory proceeding settlements, determinations of authorized rates of return or return on equity, prudency determinations for wildfire-related costs, the availability and sufficiency of the Wildfire Fund and related cost recovery mechanisms, issuance of SCE's wildfire safety certification, reforming wildfire-related liability protections available to California investor-owned utilities, wildfire mitigation efforts, approval and implementation of electrification programs, restrictions on the issuance of dividends and delays in executive, regulatory and legislative actions;
•governmental, statutory, regulatory, or administrative changes or initiatives affecting the electricity industry, including the market structure rules applicable to each market adopted by the North American Electric Reliability Corporation, CAISO, Western Electricity Coordinating Council, and similar regulatory bodies in adjoining regions, and changes in the United States' and California's environmental priorities that lessen the importance placed on greenhouse gas reduction and other climate related priorities;
•potential for penalties or disallowances for non-compliance with applicable laws and regulations, including fines, penalties and disallowances related to customer notifications and to wildfires where SCE's equipment is alleged to be associated with ignition;
•extreme weather-related incidents (including events caused, or exacerbated, by climate change), such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events and other natural disasters (such as earthquakes), which could cause, among other things, worker and public safety issues, property damage, outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs;
•risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns;
•risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs);
•actions by credit rating agencies to downgrade Edison International or SCE’s credit ratings or to place those ratings on negative watch or negative outlook, including downgrades that may be made if the California legislature does not timely adopt legislation that effectively mitigates the significant wildfire-related risk faced by California investor-owned utilities;
•ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms;
•changes in tax laws and regulations, at both the state and federal levels, or changes in the application of those laws, that could affect recorded deferred tax assets and liabilities, effective tax rates and cash flows;
•changes in rates of inflation (including whether inflation-related adjustments to SCE's authorized revenues allowed by the public utility regulators are commensurate with inflation rates), and changes in interest rates and potential future adjustments to SCE's ROE based on changes in Moody's utility bond rate index;
•availability and creditworthiness of counterparties and the resulting effects on liquidity in the power and fuel markets and/or the ability of counterparties to pay amounts owed in excess of collateral provided in support of their obligations; and
•cost of fuel for generating facilities and related transportation, which could be impacted by, among other things, disruption of natural gas storage facilities, to the extent not recovered, timely or at all, through regulated rate cost escalation provisions or balancing accounts.

Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this release.

Second Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change
Earnings (loss) per share available to Edison International
SCE	$1.67	$1.15	$0.52	$3.28	$5.22	$(1.94)
Edison International Parent and Other	(0.28)	(0.26)	(0.02)	(0.51)	(0.60)	0.09
Edison International	1.39	0.89	0.50	2.77	4.62	(1.85)
Less: Non-core items
SCE	(0.07)	(0.08)	0.01	(0.12)	2.38	(2.50)
Edison International Parent and Other	(0.08)	—	(0.08)	(0.08)	(0.10)	0.02
Total non-core items	(0.15)	(0.08)	(0.07)	(0.20)	2.28	(2.48)
Core earnings (loss) per share
SCE	1.74	1.23	0.51	3.40	2.84	0.56
Edison International Parent and Other	(0.20)	(0.26)	0.06	(0.43)	(0.50)	0.07
Edison International	$1.54	$0.97	$0.57	$2.97	$2.34	$0.63
Note: Diluted earnings were $1.38 and $0.89 per share for the three months ended June 30, 2026 and 2025, respectively. Diluted earnings were $2.75 and $4.61 per share for the six months ended June 30, 2026 and 2025, respectively.

Second Quarter Reconciliation of Basic Earnings to Core Earnings (in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions)	2026	2025	Change	2026	2025	Change
Net income (loss) available to Edison International
SCE	$643	$443	$200	$1,262	$2,010	$(748)
Edison International Parent and Other	(109)	(100)	(9)	(197)	(231)	34
Edison International	534	343	191	1,065	1,779	(714)
Less: Non-core items
SCE [1,2]	(29)	(31)	2	(45)	916	(961)
Edison International Parent and Other[3,4]	(29)	—	(29)	(32)	(39)	7
Total non-core items	(58)	(31)	(27)	(77)	877	(954)
Core earnings (losses)
SCE	672	474	198	1,307	1,094	213
Edison International Parent and Other	(80)	(100)	20	(165)	(192)	27
Edison International	$592	$374	$218	$1,142	$902	$240
1Includes wildfire-related claims and expenses, net of recoveries:
•Charges of $4 million ($3 million after-tax) recorded in the second quarter of 2026, related to claim costs and related legal expenses, net of expected regulatory recoveries.
•Charges of $8 million ($5 million after-tax) recorded in the second quarter of 2025, related to claim costs and related legal expenses, net of expected regulatory recoveries.
•Net earning of $9 million ($6 million after-tax) recorded in the six months ended June 30, 2026, primarily due to expected recoveries, partially offset by claims and legal expenses associated with Other Wildfire Events.
•Net earnings of $1,343 million ($968 million after-tax) six months ended June 30, 2025, primarily related to the TKM Settlement Agreement and insurance reimbursements related to Other Wildfire Events.

2Includes amortization of SCE's Wildfire Insurance Fund expenses of $36 million ($26 million after-tax) for each of the three months ended June 30, 2026 and 2025, and $71 million ($51 million after-tax) and $72 million ($52 million after-tax) for the six months ended June 30, 2026 and 2025, respectively.
3Includes losses of $30 million ($29 million after-tax) and $36 million ($33 million after-tax) for three and six months ended June 30, 2026, respectively, related to the disposition of Trio.
4Includes net earnings of $1 million ($1 million after-tax) primarily due to updated estimates of claims accruals, net of legal expenses, for the six months ended June 30, 2026, and charges of $50 million ($39 million after-tax) for the six months ended June 30, 2025, both related to wildfire claims insured by EIS.

Condensed Consolidated Statements of Income	Edison International

	Three months ended June 30,		Six months ended June 30,
(in millions, except per-share amounts, unaudited)	2026	2025	2026	2025
Operating revenue	$4,357	$4,543	$8,460	$8,354
Purchased power and fuel	1,137	1,157	2,107	2,204
Operation and maintenance	1,071	1,580	2,088	2,563
Wildfire-related claims, net of (recoveries)	18	—	13	(1,305)
Wildfire Fund expense	36	36	71	72
Depreciation and amortization	834	826	1,668	1,568
Property and other taxes	171	168	350	334
Other	(2)	1	(3)	9
Total operating expenses	3,265	3,768	6,294	5,445
Operating income	1,092	775	2,166	2,909
Interest expense	(514)	(504)	(1,038)	(805)
Other income, net	97	113	218	220
Income before income taxes	675	384	1,346	2,324
Income tax expense (benefit)	114	(14)	215	434
Net income	561	398	1,131	1,890
Less: Preference stock dividend requirements of SCE	26	33	55	67
Preferred stock dividend requirements of Edison International	1	22	11	44
Net income available to Edison International common shareholders	$534	$343	$1,065	$1,779
Basic earnings per share:
Weighted average shares of common stock outstanding	385	385	385	385
Basic earnings per common share available to Edison International common shareholders	$1.39	$0.89	$2.77	$4.62
Diluted earnings per share:
Weighted average shares of common stock outstanding, including effect of dilutive securities	387	386	387	386
Diluted earnings per common share available to Edison International common shareholders	$1.38	$0.89	$2.75	$4.61

Condensed Consolidated Balance Sheets	Edison International

(in millions, unaudited)	June 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$242	$158
Receivables, net of allowances for uncollectible accounts of $338 and $356 at respective dates	1,819	1,463
Accrued unbilled revenue	1,042	1,238
Inventory	567	535
Prepaid expenses	112	119
Regulatory assets	2,855	3,290
Wildfire Fund contributions	138	138
Other current assets	570	745
Total current assets	7,345	7,686
Nuclear decommissioning trusts	4,784	4,535
Other investments	71	51
Total investments	4,855	4,586
Utility property, plant and equipment, net of accumulated depreciation and amortization of $15,408 and $15,060 at respective dates	64,923	63,131
Nonutility property, plant and equipment, net of accumulated depreciation of $101 and $132 at respective dates	183	197
Total property, plant and equipment	65,106	63,328
Long-term receivables, net of allowances for uncollectible accounts of $39 and $49 at respective dates	32	38
Regulatory assets (include $3,051 and $3,092 related to a Variable Interest Entity ("VIE") at respective dates)	12,966	12,960
Wildfire Fund contributions	1,671	1,740
Operating lease right-of-use assets	1,137	1,161
Long-term insurance receivables	805	359
Other long-term assets	2,254	2,168
Total other assets	18,865	18,426
Total assets	$96,171	$94,026

Condensed Consolidated Balance Sheets	Edison International

(in millions, except share amounts, unaudited)	June 30, 2026	December 31, 2025
LIABILITIES AND EQUITY
Short-term debt	$1,521	$2,390
Current portion of long-term debt	3,797	1,928
Accounts payable	2,159	2,344
Wildfire-related claims	808	585
Accrued interest	558	473
Regulatory liabilities	727	1,158
Current portion of operating lease liabilities	121	120
Other current liabilities	1,401	1,538
Total current liabilities	11,092	10,536
Long-term debt (includes $2,979 and $3,022 related to a VIE at respective dates)	37,085	36,070
Deferred income taxes and credits	9,484	9,114
Pensions and benefits	364	370
Asset retirement obligations	2,607	2,583
Regulatory liabilities	11,244	10,627
Operating lease liabilities	1,016	1,041
Wildfire-related claims	626	721
Other deferred credits and other long-term liabilities	3,560	3,705
Total deferred credits and other liabilities	28,901	28,161
Total liabilities	77,078	74,767
Preferred stock (50,000,000 shares authorized; zero and 414,342 shares of Series A and 83,503 and 87,937 shares of Series B issued and outstanding at respective dates)	83	497
Common stock, no par value (800,000,000 shares authorized; 384,787,767 and 384,787,056 shares issued and outstanding at respective dates)	6,347	6,362
Accumulated other comprehensive income	3	6
Retained earnings	11,096	10,714
Total Edison International's shareholders' equity	17,529	17,579
Noncontrolling interests – preference stock of SCE	1,564	1,680
Total equity	19,093	19,259
Total liabilities and equity	$96,171	$94,026

Condensed Consolidated Statements of Cash Flows	Edison International

	Six months ended June 30,
(in millions, unaudited)	2026	2025
Cash flows from operating activities:
Net income	$1,131	$1,890
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	1,668	1,568
Equity allowance for funds used during construction	(113)	(93)
Deferred income taxes	146	420
Wildfire Fund amortization expense	71	72
Other	103	77
Nuclear decommissioning trusts	11	(102)
Changes in operating assets and liabilities:
Receivables	(392)	248
Inventory	(39)	12
Accounts payable	56	50
Other current assets and liabilities	(9)	(247)
Derivative assets and liabilities, net	12	44
Regulatory assets and liabilities, net	460	(1,600)
Wildfire-related claims, net of insurance recoveries	(357)	(211)
Other noncurrent assets and liabilities	(51)	(22)
Net cash provided by operating activities	2,697	2,106
Cash flows from financing activities:
Long-term debt issued, net of premium, discount and issuance costs of $(5) and $(49) for the respective periods	4,545	3,501
Long-term debt repaid	(1,677)	(726)
Short-term debt issued	3	18
Short-term debt repaid	(437)	—
Common stock repurchased	(30)	(29)
Preferred stock repurchased	(538)	—
Commercial paper repayments, net of borrowing	(426)	(1,012)
Dividends and distribution to noncontrolling interests	(52)	(67)
Common stock dividends paid	(675)	(637)
Preferred stock dividends paid	(13)	(44)
Other	2	(13)
Net cash provided by financing activities	702	991
Cash flows from investing activities:
Capital expenditures	(3,385)	(3,120)
Proceeds from sale of nuclear decommissioning trust investments	3,666	2,680
Purchases of nuclear decommissioning trust investments	(3,684)	(2,580)
Proceeds from sale of a subsidiary, net of cash transferred	15	—
Other	(7)	18
Net cash used in investing activities	(3,395)	(3,002)
Net increase in cash and cash equivalents and restricted cash and cash equivalents	4	95
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period	720	684
Cash and cash equivalents and restricted cash and cash equivalents at end of period	$724	$779